EXHIBIT 10.2
                                                                    ------------


                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT


      This Amendment No. 1 to Securities Purchase Agreement (this "Amendment") is made as of October 19, 2006, by and between L-1 Identity Solutions, Inc., a Delaware corporation ("Purchaser") and John A. Cross, as Sellers Representative, on behalf of the Sellers. Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

      WHEREAS, Purchaser and Sellers entered into a Securities Purchase Agreement (the "Purchase Agreement") dated as of September 11, 2006; and

      WHEREAS, the parties hereto desire to amend the Purchase Agreement on the terms and conditions set forth herein; and

      WHEREAS, pursuant to Section 11.3 of the Purchase Agreement, the Purchase Agreement may be amended upon the written consent of Purchaser and the Sellers Representative;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Section 5.7 of the Purchase Agreement shall be replaced in its entirety with the following:

      5.7   NONCOMPETITION.

            (a) During the Noncompetition Period (as hereinafter defined) (i) none of Holdings, John A. Cross, Louise V. Brouillette and Mark Oliva will, directly or indirectly, or as a stockholder, partner, member, manager, employee, consultant or other owner or participant in any Person other than the Company, engage in or assist any other Person to engage in any Covered Business (as hereinafter defined) anywhere in the United States, or anywhere else in the world where the Company does business, (ii) no Seller will, directly or indirectly, solicit or endeavor to entice away from the Company, or offer employment or a consulting position to, or otherwise interfere with the business relationship of the Company with, any Person who is, or was within the one year period prior thereto, an employee of or consultant to the Company and (iii) no Seller will, directly or indirectly, solicit or endeavor to entice away from the Company, endeavor to reduce the business conducted with the Company by, or otherwise interfere with the business relationship of the Company with, any Person who is, or was within the one-year period prior thereto, a customer or client of, supplier, vendor or service provider to, or other Person having business relations with, the Company. For the avoidance of doubt, the noncompetition obligations of Ann J. Holcomb and Ronald Hammond Jr. shall be as set forth in their respective employment agreements with the Company; and, the noncompetition obligations of John A. Cross and Louise V. Brouillette set forth herein shall be read in conjunction with those set forth in any consulting agreement that they respectively have entered or may enter into with Purchaser,



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and that such consulting agreement shall govern in the event of any inconsistencies. The foregoing shall not prevent any of the following: (i) any Seller from owning for investment purposes up to 3% of the outstanding securities of a publicly traded company engaged in any Covered Business, or (ii) any Member from making and/or owning an equity investment of up to 3% of the outstanding securities in a privately-held company that is engaged in the Covered Business so long as such equity investment is held as a passive investment only and not with a view towards controlling or directing the affairs of such Person.

            (b) For purposes of this Section 5.7, the following terms shall have the following meanings:

      "Company" shall mean the Company, each of its subsidiary, parent and affiliated companies, whether now existing or created in the future, and all of their respective successors and assigns.

      "Covered Business" means (i) any business in which the Company is engaged as of the Closing, and (ii) for any Seller that is an employee of the Company after the Closing, shall also include any business in which the Company is engaged during such Seller's employment.

      "Noncompetition Period" means (i) in the case of Holdings and Mark Oliva, the period commencing as of the Closing and ending on the third anniversary of the Closing; (ii) in the case of Ann J. Holcomb and Ronald Hammond, Jr., the periods specified in the employment agreement to be executed by such individual and SpecTal, LLC in connection with the Closing; and (iii) in the case of John
A. Cross and Louise V. Brouillette, the later of (A) the third anniversary of the Closing and (B) the second anniversary of the termination, whether by the Company or such Seller, of any consulting agreement that such Seller has entered or may enter into with the Company.

      2. This Amendment may be executed in one or more counterparts and with counterpart facsimile signature pages, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.

      3. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflicts of law principles. Any proceeding arising out of or relating to this Amendment may be brought in the state or federal courts located in the State of Delaware.

      4. All other aspects of the Purchase Agreement shall remain unchanged and in full force and effect.

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      IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first written above.

                                   PURCHASER:

                             L-1 IDENTITY SOLUTIONS, INC.


                             By: /s/ James DePalma
                                 --------------------------------------------
                             Name:  James DePalma
                             Title: Executive Vice President,
                                    Chief Financial Officer
                                    and Treasurer


                             SELLERS REPRESENTATIVE:


                             By: /s/ John A. Cross
                                 --------------------------------------------
                             Name:  John A. Cross
                             Title: Sellers Representative











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